Exhbiit 99


          ENTERTAINMENT PROPERTIES REPORTS RECORD FIRST QUARTER RESULTS

Kansas City, MO, May 5, 2004, -- Entertainment Properties Trust (NYSE:EPR), today reported financial results for the first quarter ended March 31, 2004. The Company reported record first quarter revenues, net income and funds from operations (FFO).

Total revenues increased 31% to $27.6 million for the first quarter of 2004 as compared to $21.0 million for the same quarter in 2003. Net income available to common shareholders increased 37% to $10 million as compared to $7.3 million in the same quarter last year. Net income on a diluted per share basis increased 17% to $0.49 per share from $0.42 per share in the same quarter last year.

FFO on a fully diluted basis increased 36% to $15.5 million from $11.3 million for the same quarter last year. Fully diluted FFO per share increased 18% to $0.73 per share from $0.62 per share for the same quarter last year.

As previously announced, the Company's Board of Trustees declared a cash dividend of $0.5625 per common share for the first quarter, payable on April 15, 2004 to shareholders of record on March 31, 2004. This represents an annual rate of $2.25 per common share representing an increase of 12.5% compared to the previous year. This was the Company's sixth consecutive annual dividend increase since its first full year of operations in 1998. The Company's Board of Trustees also declared a regular quarterly dividend of $0.59375 per series A Cumulative Redeemable Preferred Share for the first quarter, payable on April 15, 2004 to shareholders of record on March 31, 2004.


Earnings Guidance

Based on the Company's investment and financing activity, management is raising its previously issued 2004 FFO guidance to a range of $3.05 to $3.15 per diluted share from the previous range of $3.00 - $3.10 per diluted share. The increase in guidance takes into account management's expectations for the timing of additional real estate investments during the year, the addition of straight-line rents associated with the recently acquired Entertainment Retail Centers and the costs of debt facility changes.


Investment Activity

As previously announced the Company completed approximately $219 million in real estate acquisitions during the first quarter. In March 2004, the Company acquired four Megaplex theatre anchored retail centers in Canada which include approximately 890,000 square feet of retail and entertainment space. On March 30, 2004, the Company completed the acquisition of three megaplex theatres in a sale leaseback transaction with American Multi-Cinema (AMC). The theatres are leased to AMC under 20 year triple-net leases.


Financing Activity

On March 29, 2004 the Company completed an amendment to its existing secured revolving credit facility with Fleet Bank. Significant changes under the amended facility include an increase to $150 million, extension of the term of the facility to three years plus a one year extension, and improved pricing based on LIBOR plus a grid-range of 175 basis points to 250 basis points. The amended facility is syndicated to a group of nine lenders. At March 31, 2004 the Company had $20 million outstanding under the Fleet Bank facility.

During April the Company repaid and terminated its $75 million secured credit facility with iStar Financial. As a result of terminating the iStar facility the Company will record a non-cash charge in the second quarter of approximately $730,000 representing the write-off of deferred loan fees related to the facility and a pre-payment charge of approximately $400,000. Proceeds from borrowings under the amended Fleet credit facility were used to repay the iStar facility. As of March 31, 2004, the Company had $20 million outstanding under the iStar facility.

On March 1, 2004 we completed our second general partnership joint venture with Atlantic of Hamburg, Germany. The Company contributed the AMC Tampa Veterans 24 screen theatre together with a related $14.6 million mortgage loan to the partnership in exchange for a 20% interest in the partnership and $8.2 million in cash. The Company originally purchased the AMC Tampa Veterans theatre in 2003. The Company accounts for its interest in the joint venture under the equity method of accounting.

On March 29, 2004 the Company obtained an unsecured $64.2 million term loan for the purpose of acquiring three theatres in a sale-leaseback transaction with AMC. Royal Bank of Canada and JP Morgan Chase Bank were Co-lenders in the acquisition term loan facility. As of March 31, 2004 the $64.2 million term loan was outstanding and included in the Company's total debt.

On April 20, 2004, the Company completed the sale of 2,250,000 common shares in a public offering priced to the public at $33.00 per share. The underwriters subsequently exercised the over-allotment option of 337,500 shares for a total issuance of 2,587,500 shares. Of the total $81.7 million in net proceeds, $64.2 million was used to repay the unsecured acquisition related term loan debt and the remainder was used to pay down borrowings under the amended Fleet credit facility.

In conjunction with the Canadian property acquisitions completed for approximately $152 million in March 2004, approximately USD$27 million of the purchase price was paid in the form of 747,243 restricted common shares of EPR valued at USD$36.25 per share. In addition, the Company received Canadian-dollar non-recourse fixed rate loans provided by GMAC commercial mortgage of Canada, Limited, in the aggregate amount of approximately USD$97 million.


                         ENTERTAINMENT PROPERTIES TRUST
                            Unaudited Financial Data
                      (in thousands except per share data)


                                                                                          Three months ended
                                                                                               March 31,
                                                                                        2004               2003
                                                                                   ---------------    ---------------
Rental revenue                                                                         $27,539            $20,458
Other income                                                                                72                587
                                                                                   ---------------    ---------------
Total Income                                                                            27,611             21,045

Property operating expense                                                                 641                 95
General and administrative expense, excluding amortization
   of non-vested shares below                                                            1,120                856
Interest expense, net                                                                    8,818              7,234
Depreciation and amortization                                                            5,060              3,687
Amortization of non-vested shares                                                          340                231
                                                                                   ---------------    ---------------
Income before gain on sale of real estate, income from joint ventures, and
minority interest                                                                       11,632              8,942

Equity in income from joint ventures                                                       128                 91
Minority interest                                                                         (430)              (375)
                                                                                   ---------------    ---------------
  Net income                                                                           $11,330             $8,658

Preferred dividend requirements                                                         (1,366)            (1,366)
                                                                                   ---------------    ---------------
  Net income available to common shareholders                                           $9,964             $7,292
                                                                                   ===============    ===============

Basic net income per common share                                                        $0.50              $0.43
Diluted net income per common share                                                      $0.49              $0.42



                         ENTERTAINMENT PROPERTIES TRUST
          Reconciliation of Net Income Available to Common Shareholders
                          to Funds From Operations (A)
                      (in thousands except per share data)


                                                                                          Three months ended
                                                                                               March 31,
FUNDS FROM OPERATIONS:                                                                  2004               2003
                                                                                   ---------------    ---------------
Net income available to common shareholders                                            $ 9,964            $ 7,292
Add: Real estate depreciation                                                            5,013              3,641
Add: Share of joint ventures depreciation                                                   42                 32
                                                                                   ---------------    ---------------
Basic funds from operations                                                            $15,019            $10,965
                                                                                   ---------------    ---------------

Add: minority interest in net income                                                       430                375
                                                                                   ---------------    ---------------
Diluted funds from operations                                                          $15,449            $11,340
                                                                                   ===============    ===============

FFO per common share:   Basic                                                            $0.76              $0.64
                        Diluted                                                          $0.73              $0.62

Shares used for computation (in thousands):  Basic                                      19,735             17,074
                                             Diluted                                    21,184             18,274

Other financial information:
Straight-lined rental revenue                                                          $   369            $   -



The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to Generally Accepted Accounting Principles
(GAAP) net income available to common shareholders and earnings per share. FFO, as defined under the revised NAREIT definition and presented by us, is net income, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or the Company's cash flows or liquidity as defined by GAAP.

                         ENTERTAINMENT PROPERTIES TRUST
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                    AS OF                    AS OF
                                                               MARCH 31, 2004          DECEMBER 31, 2003
                                                               --------------          -----------------
                ASSETS
                Rental properties, net                            $1,046,071               $870,944
                Land held for development                             47,121                 29,152
                Investment in joint ventures                           2,689                  1,336
                Cash and cash equivalents                             31,784                 30,527
                Restricted cash                                        6,495                  6,495
                Other assets                                          30,167                 27,464
                                                               --------------          -----------------
                Total assets                                      $1,164,327               $965,918
                                                               --------------          -----------------

                LIABILITIES AND SHAREHOLDERS' EQUITY
                Common dividends payable                          $   11,512               $  9,829
                Preferred dividends payable                            1,366                  1,366
                Unearned rent                                          2,281                    895
                Other liabilities                                      9,108                  2,864
                Long term debt                                       669,997                506,555
                                                               --------------          -----------------
                Total liabilities                                    694,264                521,509

                Minority interest                                     21,179                 21,630
                Shareholders' equity                                 448,884                422,779
                                                               --------------          -----------------
                Total liabilities and shareholders'               $1,164,327               $965,918
                equity                                         ==============          =================




About Entertainment Properties Trust


Entertainment Properties Trust is the only publicly traded real estate investment trust (REIT) focused on the acquisition of high-quality real estate assets leased to leading location-based entertainment operators. Since November of 1997, EPR has acquired more than $1 billion of properties. The Company's common shares of beneficial interest trade on the New York Stock Exchange under the ticker symbol EPR. Entertainment Properties Trust Company contact: Jon Weis, 30 W. Pershing Road, Suite 201, Kansas City, Missouri 64108; 888/EPR-REIT; fax:
816/472-5794. The Company website is at WWW.EPRKC.COM.


Safe Harbor Statement: This press release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, identified by such words as "will be," "intend," "continue," "believe," "may," "expect," "hope," "anticipate," or other comparable terms. The Company's actual financial condition, results of operations and funds from operations may vary materially from those contemplated by such forward-looking statements. A discussion of the factors that could cause actual results to differ materially from those forward-looking statements is contained in the Company's SEC filings, including the Company's annual report on Form 10-K for the year ended December 31, 2003 and its prospectus filed under Rule 424(b) of the SEC on April 21, 2004.